Exhibit.L.1
[LETTERHEAD OF CLIFFORD CHANCE US LLP]
October 22, 2009
Seligman Premium Technology Growth Fund, Inc.
50606 Ameriprise Financial Center
Minneapolis, Minnesota 55474
Ladies and Gentlemen:
     We have acted as counsel for Seligman Premium Technology Growth Fund, Inc., a Maryland corporation (the “Fund”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended, of a Registration Statement on Form N-2 (File Nos. 333-161752 and 811-22328) (the “Registration Statement”) relating to the registration and issuance by the Fund of up to 1,000,000,000 shares of Common Stock of the Fund, par value $0.01 (the “Shares”).
     In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:
     1. The Fund is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.
     2. The Shares have been duly authorized for issuance, and when such Shares are issued and delivered by the Fund, as contemplated by the Registration Statement, in exchange for payment of the consideration therefor as described in the resolutions adopted by the Board of Directors of the Fund, or committees thereof such Shares will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Seligman Premium Technology Growth Fund, Inc.	October 22, 2009 Page 2
     Our opinion is limited to the laws of the State of New York and the Federal laws of the United States. As to certain matters governed by the laws of the State of Maryland, we have relied on the opinion of Venable LLP, a copy of which is attached hereto.
Very truly yours,
/s/ Clifford Chance US LLP